EXHIBIT 10.2

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is entered into as of December 13, 2004, by and among The Wet Seal, Inc., a Delaware corporation (the “Company”) and the buyers listed on the Schedule of Buyers attached hereto as Exhibit A (each, a “Buyer” and, collectively, the “Buyers”).

THE PARTIES TO THIS AGREEMENT enter into this agreement on the basis of the following facts, intentions and understanding:

A. The Company and certain Buyers (the “Original Buyers”) entered into that certain Registration Rights Agreement (the “Original Agreement”) dated as of November 9, 2004 (the “Original Date”).

B. The Company and each Original Buyer desires to amend and restate the terms of the Original Agreement to reflect the modifications to the terms of thereof. Now, therefore, the Original Agreement is amended and restated in its entirety as follows.

C. The Company and the Buyers have entered into that certain Amended and Restated Securities Purchase Agreement of even date herewith (the “Securities Purchase Agreement”), and, upon the terms and subject to the conditions of the Securities Purchase Agreement, the Company has agreed to issue and sell to the Buyers an aggregate of (i) Fifty-Six Million Dollars ($56,000,000) of the Company’s Convertible Notes due seven years after the date of issuance (as the same may be amended, modified or supplemented from time to time, the “Notes”), which shall be convertible into shares of Class A common stock, $0.10 par value per share (the “Common Stock”) of the Company (as converted, the “Initial Conversion Shares”), and shall be issued pursuant to and by the provisions of an Indenture dated as of the Closing Date (as the same may be amended, modified or supplemented from time to time, the “Indenture”), by and among the Company, as issuer, and The Bank of New York, as trustee (the “Trustee”) and (ii) multiple tranches of Warrants (such Warrants, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Warrants”) to purchase up to fourteen million nine hundred thousand (14,900,000) shares of Common Stock (as exercised collectively, the “Warrant Shares”).

D. One of the tranches of Warrants are being issued at the time of execution of this Agreement (the “Series A Warrants” and as exercised, the “Series A Warrant Shares”), concurrently with the cancellation of the Series A Warrants issued to the Original Buyers on November 9, 2004.

E. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights to the Buyers under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are required by law to remain closed.

“Commission” means the Securities and Exchange Commission.

“Effective Date” means the date the Registration Statement is declared effective by the SEC.

“Investor” means a Person who is a holder or beneficial owner of any Registrable Securities; provided, however, that so long as the Warrants are not issued pursuant to a Warrant Agreement, each Person who is a holder of Warrants or Warrants Shares shall only be an Investor if such Person is a Buyer or agrees to become bound by the provisions of this Agreement in accordance with Section 9 of this Agreement; provided further, that, unless otherwise expressly stated herein, only Registrable Securities held by Investors shall be counted for purposes of calculating any proportion of holders entitled to take any action or give notice pursuant to this Agreement.

“Notice and Questionnaire” means a Selling Securityholder Notice and Questionnaire substantially in the form of Exhibit C attached hereto.

“Notice Investor” means any Investor of Registrable Securities that has delivered a properly completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and governmental or any department or agency thereof.

“register,” “registered,” and “registration” means a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statements by the Commission.

“Registrable Securities” means (x) in the event of the termination of the Securities Purchase Agreement (other than a termination pursuant to a Terminating Buyer Breach), the Series A Warrants and the Series A Warrant Shares and (y) from and after the Closing Date, (i) the Notes, (ii) the Warrants, (iii) the Conversion Shares issued or issuable upon conversion of the Notes, (iv) the Warrant Shares issued or issuable upon exercise of the Warrants, (v) any shares of capital stock issued or issuable with respect to securities referenced in this clause (y) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Notes or exercise of the Warrants, and (vi) any shares of capital stock of any entity issued in respect of the capital stock referenced in the immediately preceding clauses as a result of a merger, consolidation, sale of assets, sale or exchange of capital stock or other similar transaction; provided, that any Registrable Securities that have been sold pursuant to a Registration Statement or Rule 144 promulgated under the 1933 Act shall no longer be Registrable Securities; provided, further, that any Series A Warrants cancelled in accordance with Section 9 of the Securities Purchase Agreement also shall no longer be Registrable Securities.

“Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act and covering all of the Registrable Securities.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

Section 2. Registration.

(a) Mandatory Registration. The Company shall use its best efforts to prepare and, as soon as practicable but in no event later than 30 calendar days after (x) the Closing Date or (y) the date of the termination of the Securities Purchase Agreement (the “Termination Date”, and together with the Closing Date, the “Filing Deadline”), file with the Commission a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(e) of this Agreement. The Registration Statement prepared pursuant hereto shall register the Registrable Securities for resale, including the Notes, the Warrants and at least 130% of the number of shares of Common Stock issuable upon conversion of the Notes, exercise of the Warrants by the Investors from time to time in accordance with the methods of distribution elected by such Investors or such other amount as required by Section 4(e) of the Securities Purchase Agreement. The Registration Statement shall contain (except if otherwise directed by the holders of at least a majority of the Registrable Securities) the “Selling Securityholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but not later than 90 calendar days (or in the event the Commission reviews the Registration Statement and requires the Company to make modifications thereto, 120 calendar days) after the Closing Date or the Termination Date, as applicable (the “Effectiveness Deadline”).

(b) The Company shall name each Investor that delivers a properly completed and signed Notice and Questionnaire to the Company as a selling securityholder in the Registration Statement. An Investor (other than the Buyers) of Registrable Securities may include such securities in the Registration Statement only if the Investor sends by first-class registered mail or by courier with delivery confirmation (or, at the option of the Company, by facsimile), a properly completed Notice and Questionnaire to the Company. The Company shall deliver the Notice and Questionnaire to the Buyers within five (5) Business Days after the Closing Date. In order to be included in the Registration Statement at the time of its effectiveness, the Notice and Questionnaire must be sent to the Company (x) by the Buyers on or prior to 9:00 a.m., New York time, on the fifth Business Day prior to initial effectiveness of the Registration Statement, (y) by the Investors (other than the Buyers and transferees of Registrable Securities) on or prior to the 10th Business Day after the date the Notice and Questionnaire is deemed to have been given in accordance with Section 11(b) hereof or, (z) in the case of a Investor that is a transferee of Registrable Securities, on or prior to the earlier of (I) the 20th Business Day after the completion of the transfer of Registrable Securities to the transferee and (II) 9:00 a.m., New York time, on the fifth Business Day prior to initial effectiveness of the Registration Statement (in any case, subject to extension at the discretion of the Company, the “Questionnaire Deadline”). The Company agrees and undertakes that it shall distribute a Notice and Questionnaire (A) no later than 30 Business Days prior to the expected effectiveness of the Registration Statement to each Investor in accordance with Section 11(b) hereof, and (B) in the case of a Investor that is a transferee of Registrable Securities, upon the request of such transferee Investor given in accordance with Section 11(b) hereof, to such Investor at the address set forth in such request.

(1) Following the effectiveness of the Registration Statement, upon receipt of a completed Notice and Questionnaire from a Investor, the Company will, as promptly as practicable, but in any event within ten (10) Business Days after its receipt thereof, file any supplements to the related Prospectus or file any post-effective amendment to the Registration Statement that is required by applicable law to cause a Investor to be named as a selling securityholder in the Registration Statement and permit such Investor to deliver the Prospectus to purchasers of Registrable Securities (a “Post-Effective Amendment”); provided, however, that (i) if a supplement to the related Prospectus is required to permit the Investor (or other Investors not included in the Registration Statement upon effectiveness) to deliver the Prospectus to purchasers of Registrable Securities, the Company shall not be required to file more than one (1) such supplement during any twenty (20) day period and (ii) if a post-effective amendment to the Registration Statement is required to permit the Investor (or other Investors not included in the Registration Statement upon effectiveness) to deliver the Prospectus to purchasers of Registrable Securities, the Company shall not be required to file more than one (1) post-effective amendment to the Registration Statement in any sixty (60) day period. The Company shall use its reasonable best efforts to cause any such post-effective amendment to become effective under the 1933 Act as promptly as is practicable.

(2) Each Investor as to which the Registration Statement is being effected shall furnish promptly to the Company (x) such other information as the Company may reasonably request for use in connection with the Registration Statement or Prospectus or in any application to be filed with or under state securities laws and (y) all information required to be disclosed in order to make the information previously furnished to the Company by such Investor not misleading.

(c) Allocation of Conversion Shares and Warrant Shares. The initial number of Conversion Shares and Warrant Shares included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the Commission. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of the applicable Registrable Securities included in such Registration

Statement allocable to the transferor. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Investors holding at least a majority in interest of the applicable Registrable Securities, determined as if all of the Notes held by Investors then outstanding had been converted into Conversion Shares and all Warrants then outstanding had been exercised for Warrant Shares without regard to any limitations on conversion of the Notes or exercise of the Warrants (the “Required Holders”).

(d) Legal Counsel. Subject to Section 5 of this Agreement, the Required Holders in interest of the Registrable Securities shall have the right to select one legal counsel to review and comment upon any registration pursuant to this Agreement (the “Legal Counsel”), which the Investors agree shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated in writing by the Required Holders. Schulte Roth & Zabel LLP, or any other counsel designated in writing by the Required Holders, shall not review any provisions of any such registration relating to any Investor that sends such counsel written notice that such Investor does not wish such counsel to review such registration in connection with the matters discussed in this Section 2(d). The Investors, other than any Investor that delivers the notice discussed in the preceding sentence, hereby waive any conflict of interest or potential conflict of interest that may arise as a result of the review of any provisions relating to such Investors by Schulte Roth & Zabel LLP in connection with the subject matter of this Agreement. This provision will not prohibit any other counsel to an Investor from reviewing and commenting on any registration filed pursuant to this Agreement at no cost to the Company.

(e) Ineligibility for Form S-3. If Form S-3 is not available for the registration of the resale of the Registrable Securities hereunder or the Company is not permitted by the 1933 Act or the Commission to use Form S-3, then the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available; provided, however, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering all of the Registrable Securities has been declared effective by the Commission or, if earlier, until the end of the Registration Period (as defined in Section 3(a)).

(f) Sufficient Number of Shares Registered. In the event the number of shares registered under a Registration Statement filed pursuant to Section 2(a) of this Agreement is insufficient to cover all of the Conversion Shares and Warrant Shares or all of an Investor’s allocated portion of the Conversion Shares and Warrant Shares pursuant to Section 2(c) of this Agreement, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least one hundred fifty percent (150%) of the number of such Conversion Shares and Warrant Shares as of the trading day immediately preceding the date of the filing of such amendment and/or new Registration Statement, in each case, as soon as practicable, but in no event later than fifteen (15) days after the necessity therefor arises. The Company shall use its reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof but in no event later than sixty (60) days after the filing thereof. The calculation of the number of shares sufficient to cover all of the Conversion Shares and Warrant Shares shall be made without regard to any limitations on the conversion of the Notes or the exercise of the Warrants, and such calculation shall assume that all of the Notes are then convertible into, and all of the Warrants are then exercisable for, shares of Common Stock at the then prevailing Conversion Rate (as defined in the Notes) or Warrant Exercise Price (as defined in the Warrants), as applicable.

(g) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. Subject to any elections made pursuant to Section 4(b), if (i) a Registration Statement covering all the Registrable Securities is not filed with the Commission on or before the Filing Deadline or is not declared effective by the Commission on or before the Effectiveness Deadline, (ii) a Registration Statement covering all of the Registrable Securities required to be covered thereby, as described in Section 2(f) of this Agreement, is not filed with the Commission on or before the deadline described in Section 2(f) of this Agreement or is not declared effective by the Commission on or before the deadline described in Section 2(f) of this Agreement, (iii) on any day after any such Registration Statement has been declared effective by the Commission, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made as a matter of law (other than during an Allowable Grace Period (as defined in Section 3(n) of this Agreement) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock but excluding failures caused solely by a breach of the applicable Investor’s obligations hereunder), or (iv) a Grace Period (as defined in Section 3(n) of this Agreement) exceeds the length of an Allowable Grace Period (each of the items described in clauses (i), (ii), (iii) and (iv) above shall be referred to as a “Registration Delay”), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity) the Company shall pay on the occurrence of each Registration Delay and every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Registration Delay is cured, (1) to each holder of the Notes or Conversion Shares an amount in cash equal to the product of (i) the initial principal amount at which the Notes held by such holder were issued or the initial conversion price paid for the related Conversion Shares multiplied by (ii) two percent (2%) and (2) to each holder of the Warrants or Warrant Shares an amount in cash equal to the product of (i) the Exercise Price for such Warrant or the related Warrant Shares multiplied by (ii) two percent (2%). The payments to which a holder shall be entitled pursuant to this Section 2(g) are referred to herein as “Registration Delay Payments.” The Registration Delay Payments shall be paid in cash on the earlier of (A) the last day of the calendar month during which such Registration Delay Payments are incurred and (B) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and two-tenths percent (1.2%) per month (prorated for partial months) until paid in full.

(h) Immediately following the occurrence of a Registration Delay, the Company shall give the Trustee, so long as the Notes remain outstanding and the warrant agent, if any, so long as any Warrants remain outstanding, notice of such commencement or termination of the obligation to pay Registration Delay Payments with regard to the Notes or Warrants, as applicable, and the amount thereof and of the nature of the delay giving rise to such commencement or the event giving rise to such termination, as the case may be (such notice to be contained in an Officer’s Certificate (as such term is defined in the Indenture)), and prior to receipt of such Officer’s Certificate the Trustee and, if applicable, the warrant agent and the transfer and paying agent shall be entitled to assume that no such commencement or termination has occurred, as the case may be.

Section 3. Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 2(a), 2(e) or 2(f) of this Agreement, the Company will use reasonable efforts to effect the registration of all of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the Commission a Registration Statement with respect to all of the Registrable Securities (but in no event later than the applicable Filing Deadline) and use reasonable efforts to cause such Registration Statement relating to all of the Registrable Securities required to be covered thereby to become effective as soon as practicable after such filing (but in no event later than the applicable Effectiveness Deadline). The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall, subject to the terms of this Agreement, keep each Registration Statement effective pursuant to Rule 415 at all times during the period from the date it is initially declared effective until the earliest of (i) the second anniversary of the date such Registration Statement is filed, (ii) the date as of which all of the Investors (other than any Investors who are “affiliates” of the Company as such term is used in Rule 144(k) promulgated under the 1933 Act) may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) (or the successor rule thereto) promulgated under the 1933 Act or (iii) the date on which all of the Investors shall have sold all of the Registrable Securities (the “Registration Period”), which Registration Statement, as of its filing and effective dates and each day thereafter (including all amendments or supplements thereto, as of their respective filing and effective dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, not misleading, and the prospectus contained in such Registration Statement, as of its filing date and each day thereafter (including all amendments and supplements thereto, as of their respective filing dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated thereon, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(b) Subject to Section 3(n) of this Agreement, the Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 (or any successor rule thereto) promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act. In the case of amendments and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement and prospectus.

(c) The Company shall permit Legal Counsel, or if no Legal Counsel shall have been chosen by the Investors, the Investors, to review and provide written comment upon each Registration Statement, prospectus and all amendments and supplements thereto at least three (3) Business Days prior to their filing with the Commission. The Company shall furnish to the Investors and Legal Counsel, without charge, (i) promptly after receipt of such correspondence, copies of all correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to each Registration Statement, prospectus and all amendments and supplements thereto, (ii) promptly after the same is prepared and filed with the Commission, one (1) copy of each Registration Statement, prospectus and all amendments and supplements thereto, including all exhibits and financial statements related thereto, and (iii) promptly upon the effectiveness of each Registration Statement and each amendment and supplement thereto, one (1) copy of the prospectus included in each such Registration Statement and all amendments and supplements thereto. The Company agrees that it will, and it will cause its counsel to, consider in good faith any comments or objections from Legal Counsel, or if no Legal Counsel shall have been selected, the Investors, as to the form or content of each Registration Statement, prospectus and all amendments or supplements thereto or any request for acceleration of the effectiveness of each Registration Statement, prospectus and all amendments or supplements thereto.

(d) The Company hereby agrees to take all appropriate actions to cause the Registrable Securities, from and after the Effective Date, to be promptly exchangeable for book-entry securities held by The Depository Trust Company (“DTC”), which actions shall include, without limitation:

(1) preparing and delivering such forms to DTC to ensure that the Registrable Securities will be properly deposited with DTC from and after the Effective Date;

(2) obtaining CUSIP numbers for such Registrable Securities;

(3) delivering a single, permanent global Note in definitive, fully-registered form without interest coupons to DTC; and

(4) if the Warrants are issued pursuant to a Warrant Agreement, delivering a single, permanent global Warrant for each series of Warrants in definitive, fully-registered form to DTC.

(e) Subject to Section 3(n) of this Agreement, and excluding any Registrable Shares held by Investors electing to exclude their Registrable Shares from the Registration Statement under Section 4(b), the Company shall use reasonable efforts to (i) promptly register and qualify, unless an exemption from registration and qualification applies, the resale of the Registrable Securities under such other securities or “blue sky” laws of all applicable jurisdictions in the United States as any holder of Registrable Shares reasonably requests in writing, (ii) promptly prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) promptly take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) promptly take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such jurisdiction, except in such jurisdictions where the Company is subject to service of process. The Company shall promptly notify each Investor who holds Registrable Securities and Legal Counsel of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

(f) Notwithstanding anything to the contrary set forth herein, as promptly as practicable after becoming aware of such event, the Company shall notify each Investor and Legal Counsel in writing of the happening of any event as a result of which (i) the Registration Statement or any amendment or supplement thereto, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the prospectus related to such Registration Statement or any amendment or supplement thereto includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 3(n) of this Agreement, promptly prepare a supplement or amendment to such Registration Statement and prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor and Legal Counsel as such Investor or Legal Counsel may reasonably request. The Company shall also promptly notify each Investor and Legal Counsel in writing (i) when a prospectus and each prospectus supplement or amendment thereto has been filed, and when a Registration Statement and each amendment (including post-effective amendments) and supplement thereto has been declared effective by the Commission (notification of such effectiveness shall be delivered to each Investor and Legal Counsel by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that an amendment (including any post-effective amendment) or supplement to a Registration Statement or prospectus would be appropriate (subject to Section 3(n) hereof).

(g) Subject to Section 3(n) of this Agreement, the Company shall use reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Securities and Legal Counsel of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(h) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with United States federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, prospectus or any amendment or supplement thereto, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, unless ordered or requested by the Commission or other governmental authority not to do so, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) The Company shall use reasonable efforts to cause all the Conversion Shares and Warrant Shares to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Conversion Shares and Warrant Shares is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

(j) In connection with any sale or transfer of Registrable Securities pursuant to a Registration Statement, the Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and, registered in such names as the Investors may request.

(k) If requested by an Investor, the Company shall (i) as soon as practicable, incorporate in each prospectus supplement or post-effective amendment to the Registration Statement such information as an Investor provides in writing and reasonably requests to be included therein relating to the sale and distribution of the Registrable Securities, and (ii) as soon as practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(l) The Company shall comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(m) Within two (2) Business Days after a Registration Statement is ordered effective by the Commission the Company will so notify the transfer agent for the Registrable Securities and the Investors whose Registrable Securities are included in the Registration Statement.

(n) Notwithstanding anything to the contrary herein, at any time after a Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Board of Directors of the Company relying upon the opinion of counsel, in the best interests of the Company (a “Grace Period”); provided, however, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; provided further, that no single Grace Period shall exceed fifteen (15) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all of the Grace Periods shall not exceed an aggregate of thirty (30) days and the first day of any Grace Period must be at least five (5) trading days after the last day of any prior Grace Period (each Grace Period complying with this provision being an “Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Investors receive the notice referred to in clause (i) above and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) above and the date referred to in such notice; provided, however, that no Grace Period shall be longer than an Allowable Grace Period. The provisions of Section 3(g) of this Agreement shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) of this Agreement.

(o) If reasonably requested in writing in connection with any disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Investors of such Registrable Securities and any broker-dealers, attorneys and accountants retained by such Investors, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Investors or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that any information that is designated by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality.

(p) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby,

an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.

Section 4. Obligations of The Investors.

(a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Each Investor shall promptly notify the Company of any material change with respect to such information previously provided to the Company by such Investor.

(b) Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement, in which case, such Investor does not need to cooperate with the Company until it notifies the Company of its desire to include one or more shares of the Registrable Securities in such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or 3(n) of this Agreement or the first sentence of Section 3(f) of this Agreement, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statements covering such Registrable Securities until such Investor’s receipt of the copies of the amended or supplemented prospectus contemplated by Section 3(g) of this Agreement or the first sentence of Section 3(f) of this Agreement or receipt of notice that no amendment or supplement is required and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice (other than a single file copy, which such Investor may keep) in such Investor’s possession.

Section 5. Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, transfer agent fees and fees and disbursements of counsel for the Company, shall be paid by the Company. The Company shall pay all of the Investors’ reasonable costs (including reasonable fees and disbursements of Legal Counsel) incurred by the Company on behalf of the Investors in connection with the registration, filing or qualification pursuant to this Agreement.

Section 6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment (including post-effective amendments) or supplement thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which the Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if authorized for use by the Company prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if any) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, or (iv) any material violation of this Agreement by the Company (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c) of this Agreement, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or its Legal Counsel expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d) of this Agreement; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 of this Agreement.

(b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a) of this Agreement, the Company, each of its directors, each of its officers who signs the Registration Statement, its agents and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claims or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims or Indemnified Damages arise out of or are based upon any Violation (including for purposes of this paragraph, a material violation of this Agreement by the Investor), in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor or its Legal Counsel expressly for use in connection with such Registration Statement and, subject to Section 6(c) of this Agreement, such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnification agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 of this Agreement shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, that the Investor shall be liable under this Section 6(b) for only that amount of the Claims and Indemnified Damages as does not exceed the net proceeds to such Investors as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnification agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 of this Agreement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c) Promptly after an Indemnified Person or Indemnified Party under this Section 6 has knowledge of any Claim as to which such Indemnified Person or Indemnified Party reasonably believes indemnity may be sought or promptly after such Indemnified Person or Indemnified Party receives notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of such Claim, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided, further, that the indemnifying party shall not be responsible for the reasonable fees and expense of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party. In the case of an Indemnified Person, the legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a full release from all liability in respect to such Claim and action and proceeding. After indemnification as provided for under this Agreement, the rights of the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party as provided in this Agreement shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(f) The indemnification agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

Section 7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 of this Agreement to the fullest extent permitted by law; provided, however, that:

(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement. The provisions of this Section 7 shall remain in full force and effect, regardless of the investigation made by or on behalf of the beneficiaries of this Section 7 and shall survive the transfer of Registrable Securities by the Investors pursuant to Section 9 of this Agreement.

Section 8. Reporting.

(a) Reports Under The 1934 Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company shall use reasonable efforts to:

(1) make and keep public information available, as those terms are understood and defined in Rule 144;

(2) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

(3) furnish to each Investor, so long as such Investor owns Registrable Securities, promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

(b) Rule 144A Information. The Company shall, upon request of any Investor, make available to such Investor the information required by Rule 144A(d)(4) (or any successor rule) under the 1933 Act.

Section 9. Assignment of Registration Rights . This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Investors, subject to the condition that such transfer shall have been conducted in accordance with all applicable federal and state securities laws; provided, however, that if the Warrants are not issued pursuant to a Warrant Agreement, the assignment of rights hereunder to the holders of such Warrants and Warrant Shares shall only be automatically assignable by such Investor to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such rights are being transferred or assigned; (iii) immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the obligations of an Investor under this Agreement; (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement and the Warrants; and (vi) such transfer shall have been conducted in accordance with all applicable federal and state securities laws. The Company hereby shall extend the benefits of this Agreement to any Investor and any such Investor may specifically enforce the provisions of this Agreement as if an original party hereto. In the event that any other Person shall succeed to the Company under the Indenture or any Warrant Agreement, then such successor shall enter into an agreement, in form and substance reasonably satisfactory to the Required Holders, whereby such successor shall assume all of the Company’s obligations under this Agreement.

Section 10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

Section 11. Miscellaneous.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement (except as otherwise set forth herein) must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (evidenced by mechanically or electronically generated receipt by the sender’s facsimile machine); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

The Wet Seal, Inc.

26972 Burbank

Foothill Ranch, California 92610

Telephone:        (800) 735-7325

Facsimile:          (949) 699-4825

Attention:          Chief Financial Officer

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Telephone:        (212) 728-8288

Facsimile:          (212) 728-8111

Attention:          Christopher E. Manno, Esq.

and

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, New York 10022

Telephone:        (212) 872-1000

Facsimile:          (212) 872-1002

Attention:          Alan Siegel, Esq.

If to Legal Counsel:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone:        (212) 756-2000

Facsimile:          (212) 593-5955

Attention:          Eleazer Klein, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto as Exhibit A, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, if to any other Investor, at the most current address of such Investor maintained by the Trustee under the Indenture, the registrar of a warrant agent, if any, with respect to the Warrants or the Company with respect to the Common Stock and Warrants (if there shall be no warrant agent), or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party; provided that while the Notes are in book-entry form, notice to the Trustee shall serve as notice to the Investors holding Notes and if the Warrants are in book-entry form, notice to the applicable warrant agent, if any, shall serve as notice to the Investors holding Warrants).

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) This Agreement, the Securities Purchase Agreement, the Notes, the Warrants and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement, the Notes and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f) Subject to the requirements of Section 9 of this Agreement, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

(k) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(l) The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY

THE WET SEAL, INC.

By:	/s/ JOSEPH DECKOP
Name:	Joseph Deckop
Title:	Interim CEO

[Signatures of Buyers on Following Page]

[SIGNATURE PAGE TO AMENDED

AND RESTATED REGISTRATION RIGHTS AGREEMENT]

BUYER

S.A.C. CAPITAL ASSOCIATES, LLC

By: S.A.C. Capital Advisors, LLC

By:	/s/ PETER NUSSBAUM
Name:	Peter Nussbaum
Title:	General Counsel

[SIGNATURE PAGE TO AMENDED

AND RESTATED REGISTRATION RIGHTS AGREEMENT]

BUYER

GMM CAPITAL, LLC

By:	/s/ ISAAC DUBAH
Name:	Isaac Dubah
Title:

[SIGNATURE PAGE TO AMENDED

AND RESTATED REGISTRATION RIGHTS AGREEMENT]

GOLDFARB CAPITAL PARTNERS LLC

By:	/s/ MORRIS GOLDFARB
Name:	Morris Goldfarb
Title:	Member

[SIGNATURE PAGE TO AMENDED

AND RESTATED REGISTRATION RIGHTS AGREEMENT]

/S/ CHARLES PHILLIPS
Mr. Charles Phillips

[SIGNATURE PAGE TO AMENDED

AND RESTATED REGISTRATION RIGHTS AGREEMENT]

/s/ ELI WACHTEL
Mr. Eli Wachtel

[SIGNATURE PAGE TO AMENDED

AND RESTATED REGISTRATION RIGHTS AGREEMENT]

WLSS CAPITAL PARTNERS, LLC

By:	/s/ WAYNE S. MILLER
Name:	Wayne S. Miller
Title:	Authorized signatory

[SIGNATURE PAGE TO AMENDED

AND RESTATED REGISTRATION RIGHTS AGREEMENT]

SMITHFIELD FIDUCIARY, LLC

By:	/s/ ADAM J. CHILL
Name:	Adam J. Chill
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDED

AND RESTATED REGISTRATION RIGHTS AGREEMENT]

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

By:	D.B. ZWIRN PARTNERS LLC, its general partner

By:	/s/ PERRY A. GRUSS
Name:	Perry A. Gruss
Title:	Chief Financial Officer

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD.

By:	D.B. ZWIRN & CO., L.P., its trading Manager

By:	/s/ PERRY A. GRUSS
Name:	Perry A. Gruss
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDED

AND RESTATED REGISTRATION RIGHTS AGREEMENT]

RIVERVIEW GROUP, LLC

By:	/s/ TERRY FEENEY
Name:	Terry Feeney
Title:	Chief Operating Officer

EXHIBIT A TO REGISTRATION RIGHTS AGREEMENT

SCHEDULE OF BUYERS

NAME OF BUYERS	PRINCIPAL AMOUNT OF NOTES	NUMBER OF WARRANTS
S.A.C. Capital Associates, LLC c/o S.A.C. Capital Advisors, LLC 72 Cummings Point Road Stamford, Connecticut 06902 Attention: General Counsel Facsimile: (203) 890-2393 Residence: Anguila	$27,500,000.00	7,316,964

GMM Capital, LLC 111 West 40th Street 20th Floor New York, NY 10018	$7,000,000.00	1,862,500

Goldfarb Capital Partners LLC 21 Fairway Drive Mamaroneck, NY 10543	$4,500,000.00	1,197,322

Mr. Charles Phillips 777 Park Avenue New York, NY 10021	$2,000,000.00	532,143

Mr. Eli Wachtel 7 Shaw Road Scarsdale, NY 10583	$900,000	239,464

WLSS Capital Partners, LLC c/o Wayne Miller 1365 York Avenue Apt. 26B New York, NY 10021	$100,000.00	26,607

Smithfield Fiduciary LLC c/o Highbridge Capital Management, LLC 9 West 57th Street 27th Floor New York, NY 10019 Attention: Ari J. Storch Adam J. Chill Facsimile: (212) 751-0755 Telephone: (212) 287-4720 Residence: Cayman Islands	$5,921,123.00	1,575,442

D.B. Zwirn Special Opportunities Fund, L.P c/o D.B. Zwirn & Co., L.P. 745 Fifth Avenue, 18th Floor New York, New York 10151 Phone: (646) 720-9100 Fax: (646) 720-9000 Attention: Daniel B. Zwirn Perry A. Gruss Residence: Cayman Islands	$1,706,105.00	453,946

- i -

D.B. Zwirn Special Opportunities Fund, Ltd. c/o D.B. Zwirn & Co., L.P. 745 Fifth Avenue, 18th Floor New York, New York 10151 Phone: (646) 720-9100 Fax: (646) 720-9000 Attention: Daniel B. Zwirn Perry A. Gruss Residence: Cayman Islands	$1,706,105.00	453,946

Riverview Group, LLC 666 Fifth Avenue, 8th floor New York, New York 10103 Attention: Daniel Cardella Facsimile: (212) 977-1667 Telephone: (212) 841-4100 Residence: Delaware	$4,666,667.00	1,241,667

- ii -

EXHIBIT B

SELLING SECURITYHOLDERS

The convertible notes and warrants were originally issued by us in transactions exempt from the registration requirements of the 1933 Act to persons reasonably believed to be “accredited investors” as defined in Regulation D under the 1933 Act. The shares of class A common stock being offered by the selling securityholders are issuable upon conversion of the convertible notes, upon exercise of the warrants and as interest on the convertible notes. For additional information regarding the convertible notes and warrants, see “Private Placement of Convertible Notes and Warrants” above. We are registering the convertible notes and warrants and shares of class A common stock in order to permit the selling securityholders to offer the convertible notes, warrants and shares for resale from time to time. Except for the ownership of the convertible notes and the warrants and the purchase of securities from the Company on November     , 2004, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling securityholders and other information regarding the beneficial ownership of the convertible notes, warrants and shares of class A common stock by each of the selling securityholders. The second column lists the principal amount of convertible notes beneficially owned by each selling securityholder, as of                     , 200  . The third column lists the number of warrants beneficially owned by each selling securityholder, as of                     , 200  . The fourth column lists the number of shares of class A common stock beneficially owned by each selling stockholder, based on its ownership of the convertible notes and the warrants, as of                     , 200  , assuming conversion of all convertible notes or exercise of the warrants held by the selling securityholders on that date, without regard to any limitations on conversions or exercise.

The fifth column lists the shares of class A common stock being offered by this prospectus by the selling securityholders.

In accordance with the terms of registration rights agreements with the holders of the convertible notes and the warrants, this prospectus generally covers the resale of (i) the convertible notes and warrants, (ii) 130% of the maximum number of shares of class A common stock issuable upon conversion of the convertible notes (without taking into account any limitations on the conversion of the convertible notes set forth in the convertible notes) and (iii) 130% of the maximum number of shares of class A common stock issuable upon exercise of the warrants (without taking into account any limitations on the exercise of the warrants set forth in the warrants), in each case as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the convertible notes, the exercise price of the warrants and the interest payable on the convertible notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The sixth column assumes the sale of all of the securities offered by the selling securityholders pursuant to this prospectus.

Under the terms of the convertible notes and the warrants, a selling securityholder may not convert the convertible notes or exercise the warrants, to the extent such conversion or exercise would cause such selling securityholder, together with its affiliates, to beneficially own a number of shares of class A common stock which would exceed 9.99% of our then outstanding shares of class A common stock following such conversion or exercise, excluding for purposes of such determination shares of class A common stock issuable upon conversion of the convertible notes and upon exercise of the warrants which have not been exercised. The numbers in the fourth column do not reflect this limitation. The selling securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below.

Name of Selling Securityholder	Principal Amount of Convertible Notes Beneficially Owned and that may be Offered Hereby	Number of Warrants Beneficially Owned and that may be Offered Hereby	Shares of Class A Common Stock Owned Before the Offering	Shares of Class A Common Stock Offered Hereby	Shares of Class A Common Stock Owned After the Offering (1)

S.A.C. Capital Associates, LLC (2)	$27,500,000	7,316,964	21,444,019

GMM Capital, LLC	$7,000,000	1,862,500	5,458,478

Goldfarb Capital Partners LLC	$4,500,000	1,197,322	3,509,022

Mr. Charles Phillips	$2,000,000	532,143	1,559,565

Mr. Eli Wachtel	$900,000	239,464	701,804

WLSS Capital Partners, LLC	$100,000	26,607	77,978

Smithfield Fiduciary LLC (3)	$5,921,123	1,575,442	4,617,187

D.B. Zwirn Special Opportunities Fund, L.P (4)	$1,706,105	453,945	1,330,390

D.B. Zwirn Special Opportunities Fund, Ltd. (4)	$1,706,105	453,946	1,330,390

Riverview Group, LLC (5)	$4,666,667	1,241,667	3,638,985

(1)	Assumes that all of the shares offered hereby are sold.
(2)	Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company which we refer to in this prospectus as SAC Capital Advisors, and S.A.C. Capital Management, LLC, a Delaware limited liability company which we refer to in this prospectus as SAC Capital Management, share all investment and voting power with respect to the securities held by S.A.C. Capital Associates, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of these securities.
(3)	Highbridge Capital Management, LLC (“Highbridge”), is the trading manager of Smithfield Fiduciary LLC (“Smithfield”) and consequently has voting control and investment discretion over the shares of Common Stock held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge and Messrs. Dubin and Swieca disclaims beneficial ownership of the shares held by Smithfield.

(4)	D. B. Zwirn & Co., L.P. is the trading manager of each of Zwirn Special Opportunities Fund, Ltd. and Zwirn Special Opportunities Fund, L.P. and consequently has voting control and investment discretion over securities held by each of these entities. Daniel B. Zwirn controls Zwirn Holdings, LLC, which in turn is the managing member of, and thereby controls, DBZ GP, LLC, which in turn is the general partner of, and thereby controls, D. B. Zwirn & Co., L.P. Each of Daniel B. Zwirn, Zwirn Holdings, LLC, DBZ GP, LLC and D. B. Zwirn & Co., L.P. disclaims beneficial ownership of securities held by each of Zwirn Special Opportunities Fund, Ltd. and Zwirn Special Opportunities Fund, L.P.
(5)	The sole member of Riverview is Millennium Holding Group, L.P., a Delaware limited partnership (“Holding”). Millennium Management, LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of Holding and consequently has voting control and investment discretion over securities owned by Holding and by Riverview. Israel A. Englander (“Mr. Englander”) is the sole managing member of Millennium Management. As a result, Mr. Englander may be considered the beneficial owner of any shares deemed to be beneficially owned by Millennium Management. The foregoing should not be construed in and of itself as an admission by any of Holding, Millennium Management or Mr. Englander as to beneficial ownership of the shares owned by Riverview.

PLAN OF DISTRIBUTION

We are registering the convertible notes, warrants and shares of class A common stock issuable upon conversion of the convertible notes, including any interest thereon, and to permit the resale of these convertible notes, warrants and shares of class A common stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the securities. We will bear all fees and expenses incident to our obligation to register the convertible notes, warrants and shares of class A common stock.

The selling securityholders may sell all or a portion of the securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	pursuant to Rule 144 under the Securities Act;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling convertible notes, warrants or shares of class A common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the convertible notes, warrants or shares of class A common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of any securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling securityholders may also sell securities short and deliver securities covered by this prospectus to close out short positions. The selling securityholders may also loan or pledge securities to broker-dealers that in turn may sell such securities.

The selling securityholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the convertible notes, warrants or shares of class A common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the convertible notes, warrants or shares of class A common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer participating in the distribution of the convertible notes, warrants or shares of class A common stock may be deemed to be “underwriters” within the meaning of the 1933 Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the convertible notes, warrants and shares of class A common stock may not be sold unless such convertible notes, warrants or shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the convertible notes, warrants or shares of class A common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the 1934 Act, which may limit the timing of purchases and sales of any of the shares of class A common stock by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of class A common stock to engage in market-making activities with respect to the shares of class A common stock. All of the foregoing may affect the marketability of the shares of class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of class A common stock.

We will pay all expenses of the registration of the convertible notes, warrants and shares of class A common stock pursuant to the registration rights agreement, estimated to be $[                     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the 1933 Act, in accordance with the registration rights agreements, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the 1933 Act, that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the convertible notes, warrants and shares of class A common stock will be freely tradable in the hands of persons other than our affiliates.

QUESTIONNAIRE

1.	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Investor (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

	(c)	Full Legal Name of DTC participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item 3 below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:

	(a)	Type and Principal Amount or number of Registrable Securities beneficially owned:

	(b)	CUSIP No(s). of such Registrable Securities beneficially owned:

4.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

(b)	CUSIP No(s). of such Other Securities beneficially owned:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of more than 5% of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.	Broker-Dealers and their Affiliates

(a)	Is the Selling Securityholder a broker-dealer or an affiliate of a broker-dealer:

Yes                          No

If so, please answer the remaining question in this section.

(i)	Please advise whether the notes were received by the Selling Securityholder as compensation for investment banking services or as investment shares, and if so please describe the circumstances.

Note that in general we may be required to identify any registered broker-dealer as an underwriter in the prospectus.

(ii) Except as set forth below, if the Selling Securityholder is a registered broker- dealer, the Selling Securityholder does not plan to make a market in the Registrable Securities. If the Selling Securityholder plans to make a market in the Registrable Securities, please indicate whether the Selling Securityholder plans to use the prospectus relating to the Registrable Securities as a market-making prospectus.

(b)	Affiliation with Broker-Dealers

Is the Selling Securityholder an affiliate1 of a registered broker-dealer?

Yes                         No

If so, please answer the remaining question in this section.

(i)	Please describe the affiliation between the Selling Securityholder and any registered broker-dealer.

(ii)	If the Registrable Securities were purchased by the Selling Securityholder other than in the ordinary course of business, please describe the circumstances.

(iii)	Please advise whether the Registrable Securities were received by the Selling Securityholder as compensation for investment banking services or as investment shares, and if so please describe the circumstances.

(iv)	If the Selling Securityholder, at the time of its purchase of Registrable Securities, had any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or undertakings.

Note that if the Selling Securityholder is an affiliate of a broker-dealer and did not purchase its Registrable Securities in the ordinary course of business or at the time of the purchase had any agreements or understandings, directly or indirectly, to distribute the securities, we may be required to identify the Selling Securityholder as an underwriter in the prospectus.

(c)	Beneficial Ownership by Natural Persons:

If the Selling Securityholder is an entity, does any natural person having voting or investing power over the Registrable Securities held by the Selling Securityholder?2

1 An "affiliate" of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified. For purposes of this definition, "control”, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a person, whether through the ownership of voting securities or otherwise.

If so, please state the person’s or persons’ name(s):

7.	Beneficial Ownership by Natural Persons or by a Board or Committee

Is the Selling Securityholder a reporting entity with the Securities and Exchange Commission?

If the Selling Securityholder is a majority owned subsidiary of a reporting entity, identify the majority stockholder that is a reporting entity.

Yes         No

If No, please answer the remaining questions in this section.

(i)	Please name the natural person or person(s) having voting and/or investment control over the Selling Securityholder.[3]

(ii)	If the voting and/or investment control over the Selling Securityholder is held by board or committee, please state the name of the natural person or person(s) on such board or committee.

8.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents’ commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

[2]	Please answer "Yes" if any natural person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (b) investment power which includes the power to dispose, or to direct the disposition of, the Registrable Securities held by the Selling Securityholder.
[3]	Please include any natural person that, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (b) investment power which includes the power to dispose, or to direct the disposition of, the Registrable Securities held by the Selling Securityholder.

•	on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales;

•	in sales pursuant to Rule 144;

•	in which broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior written agreement of the Company.

The undersigned acknowledges its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned shall promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing by hand delivery, first class mail or air courier guaranteeing overnight delivery to the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Agreement shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:
By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND

QUESTIONNAIRE TO THE WET SEAL, INC.

The Wet Seal, Inc.

26972 Burbank

Foothill Ranch, California 92610

Telephone: (800) 735-7325

Facsimile: (949) 699-4825

Attention: Chief Financial Officer